UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2005

LIFELINE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30489	84-1097796
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6400 South Fiddler’s Green Circle, Suite 1970, Englewood, CO 80111
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code:  (720) 488-1711

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On November 11, 2005, Paul Myhill resigned as a member of the Board of Directors, member of the Executive Committee, and as Vice President of Lifeline Therapeutics, Inc. (the “Company”). Mr. Myhill did not resign from his position as an employee of the Company.

     At the time of his resignation Mr. Myhill provided the Company with the correspondence that is attached hereto as Exhibit 99.1.

     The Company (i) has provided Mr. Myhill with a copy of this Form 8-K, (ii) is providing Mr. Myhill with an opportunity to furnish the Company as promptly as possible with a letter stating whether Mr. Myhill agrees with the statements made by the Company in this Form 8-K, and, if not, stating the respects in which Mr. Myhill does not agree; and (iii) will file any letter received by the Company from Mr. Myhill as an exhibit to this Form 8-K by amendment within two business days after receipt by the Company.

ITEM 9.01    Financial Statements and Exhibits.

     Exhibit

99.1 Correspondence from Paul Myhill dated November 11, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 17, 2005

LIFELINE THERAPEUTICS, INC. By: /s/ Brenda March Brenda March Interim Chief Executive Officer